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                                                                    EXHIBIT 4.1



                                 SKB REIT, INC.

                     UP TO 33,000,000 SHARES OF COMMON STOCK

                            DEALER MANAGER AGREEMENT

                              ______________, 2004

SKB Securities, Inc.
1211 SW Fifth Avenue
Suite 2250
Portland, Oregon  97204

Ladies and Gentlemen:

      SKB REIT, Inc., a Maryland corporation (the "Company"), is registering for public sale a maximum of 33,000,000 shares (the "Shares") of its common stock, $0.001 par value per share (the "Offering"), to be issued and sold for an aggregate purchase price of $328,500,000 (30,000,000 shares to be offered to the public at a purchase price of $10.00 per share and 3,000,000 shares to be offered pursuant to the Company's dividend reinvestment plan at a purchase price of $9.50 per share). The minimum purchase by any one person shall be 100 Shares except as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to SKB Real Estate Securities, Inc. (the "Dealer Manager"). It is anticipated that the Dealer Manager will enter into Selected Dealer Agreements in the form attached to this Dealer Manager Agreement as Exhibit "A" with other broker-dealers participating in the Offering (each dealer being referred to herein as a "Dealer" and said dealers being collectively referred to herein as the "Dealers"). The Company shall have the right to approve any material modifications or addendums to the form of the Selected Dealer Agreement. Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Company hereby agrees with the Dealer Manager, as follows:

1. Representations and Warranties of the Company

      The Company represents and warrants to the Dealer Manager and each Dealer with whom the Dealer Manager enters into a Selected Dealer Agreement that:

      1.1 A registration statement with respect to the Company has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated thereunder, covering the Shares. Said registration statement, which includes a preliminary prospectus, was initially filed with the SEC on ___________ , 2004. Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager. (The registration statement and prospectus contained therein, as finally amended and revised at the effective date

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of the registration statement, are respectively hereinafter referred to as the
"Registration Statement" and the "Prospectus," except that if the Prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the Prospectus filed pursuant to Rule 424(b).)

      1.2 The Company has been duly and validly organized and formed as a corporation under the laws of the State of Maryland, with the power and authority to conduct its business as described in the Prospectus.

      1.3 The Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations, and the Prospectus and any and all authorized sales materials prepared by the Company for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus or authorized sales materials as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information either (1) furnished by a Dealer in writing to the Dealer Manager or the Company, or (2) furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

      1.4 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Dealer Manager Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act, rules of the National Association of Securities Dealers, Inc. ("NASD") or applicable state securities laws.

      1.5 There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

      1.6 The execution and delivery of this Dealer Manager Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Dealer Manager Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws.

      1.7 The Company has full legal right, power and authority to enter into this Dealer Manager Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws.

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      1.8 The Shares, when subscribed for, paid for and issued, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any shareholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Shares shall have been validly and sufficiently taken.

      1.9 The Company is not in violation of its Articles of Incorporation or its Bylaws.

      1.10 The financial statements of the Company filed as part of the Registration Statement and those included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

2. Covenants of the Company

      The Company covenants and agrees with the Dealer Manager that:

      2.1 It will prepare and file with the SEC and each appropriate state securities commission, at no expense to the Dealer Manager, the Registration Statement, including all amendments and exhibits thereto. In addition, it will furnish the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; and (b) this Dealer Manager Agreement.

      2.2 It will prepare and file with the appropriate regulatory authorities, at no expense to the Dealer Manager, the printed sales literature or other materials authorized by the Company to be used in offering and selling the Shares to members of the public ("Authorized Sales Materials"). In addition, it will furnish the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of Authorized Sales Materials as the Dealer Manager may reasonably request.

      2.3 It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

      2.4 It will use its best efforts to cause the Registration Statement to become effective with the SEC and each state securities commission which it deems appropriate in its sole discretion. If at any time the SEC or any state securities commission shall issue any stop order suspending the effectiveness of the Registration Statement, and to the extent the Company

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determines that such action is in the best interest of its shareholders, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

      2.5 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager), will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission, and deliver to the Dealer Manager as many copies of such amended or supplemented prospectus as the Dealer Manager may reasonably request.

      2.6 It intends to use the net proceeds received from the sale of the Shares as set forth in the Prospectus.

      2.7 It will furnish the Dealer Manager, at no expense to the Dealer Manager, with a copy of each report or general communication sent to the holders of Shares.

      2.8 It will be duly qualified to do business as a foreign corporation in each jurisdiction in which it will own or lease property of a nature, or transact business of a type, that will make such qualification necessary.

3. Appointment and Compensation of the Dealer Manager

      3.1 The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of 33,000,000 Shares through the Dealers, all of whom shall be members of the NASD. The Dealer Manager may also sell Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that it is a member of the NASD and that it and its employees and representatives have all required licenses and registrations to act under this Dealer Manager Agreement.

      The Dealer Manager agrees to be bound by the terms of the Escrow Agreement executed as of _______________, 2004, between Deutsche Bank AG, as escrow agent, and the Company.

      Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

      3.2 Except as otherwise provided in the "Plan of Distribution" section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of up to 6.75% of

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the gross proceeds of the Shares sold, 3.5% with respect to shares sold pursuant to the Dividend Reinvestment Plan, plus a dealer manager fee in the amount of up to 2.5% of the gross proceeds of the Shares sold to the public. No dealer manager fee shall be paid with respect to Shares sold pursuant to the Company's dividend reinvestment plan. Notwithstanding the foregoing, no commissions, payments or amount whatsoever will be paid to the Dealer Manager under this
Section 3.3 unless or until 250,000 Shares have been sold by the Dealer Manager and its Dealers (the "Minimum Offering"). Until the Minimum Offering is obtained, proceeds from the sale of Shares will be held in escrow and, if the Minimum Offering is not obtained, will be returned to the investors in accordance with the terms of the Prospectus. The Company will not be liable or responsible to any Dealer for direct payment of commissions to any Dealer. The payment of commissions to Dealers is the sole and exclusive responsibility of the Dealer Manager. Notwithstanding the above, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions to Dealers on behalf of the Dealer Manager without incurring any liability therefor. In addition, the Company may reimburse the Dealer Manager for certain employee compensation and other expenses relating to the Offering as described in the Prospectus.

4. Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company on its behalf and on behalf of the Dealers as follows:

      4.1 The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      4.2 In offering the Shares for sale, the Dealer Manager and each Dealer shall not give or provide any information or make any representation other than those contained in the Prospectus, the sales literature or any other document provided for such purpose by the Company.

      4.3 The Dealer Manager and each Dealer shall solicit purchases of the Shares only in the jurisdictions in which it is legally qualified to so act and in which it has been advised by the Company that such solicitations can be made.

      4.4 The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. The Dealer Manager will require that all Dealers comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the "NASAA REIT Guidelines").

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      4.5 The Dealer Manager and each Dealer represents and warrants to the
Company that it will not represent or imply that the escrow agent, as identified in the Prospectus, has investigated the desirability or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the Shares or the Company, nor will they use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

5. Indemnification

      5.1 The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager ("Dealer Indemnified Parties") within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus, any preliminary prospectus, if used prior to the effective date of the Registration Statement, or any amendment or supplement to the Prospectus, or (ii) in any Authorized Sales Material, or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (b) the omission or alleged omission from (i) the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof, (ii) the Prospectus or any amendment or supplement to the Prospectus or (iii) any Authorized Sales Material or from any Blue Sky Application of a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will reimburse each Dealer Indemnified Party, as appropriate, for any reasonable legal or other expenses reasonably incurred by such Dealer Indemnified Party, in connection with investigating or defending such loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company will not be liable in any such case
(1) to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Authorized Sales Materials, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; (2) if it is determined that such Dealer or the Dealer Manager was at fault in connection with the loss, claim, damage, liability or action; or (3) to the Dealer Manager or any Dealer (or any person who controls such Dealer Manager or Dealer) if such loss, claim, damage or liability arises out of, or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus but eliminated or remedied in any amendment or supplement thereto, if the person asserting such loss, claim, damage or liability purchased the Shares which are the subject thereof from the Dealer Manager

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or such Dealer but a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company; but only if a copy of the Prospectus (as so amended or supplemented) had been supplied by the Company to the Dealer Manager or such Dealer prior to such acceptance.

      Notwithstanding the foregoing, as required by Section II.G. of the NASAA REIT Guidelines, the indemnification and agreement to hold harmless provided in this Section 4.1 is further limited to the extent that no such indemnification by the Company of a Dealer shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

      5.2 The Dealer Manager will indemnify and hold harmless the Company its officers and directors (including any persons named in any of the Registration Statements with his consent, as about to become a director), each person who has signed any of the Registration Statements and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof, or (ii) in any Authorized Sales Materials, or (iii) in any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in the Prospectus or in any amendment or supplement to the Prospectus or in any Authorized Sales Materials or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any Authorized Sales Materials or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (c) any use of sales literature not authorized or approved by the Company or any use of "broker-dealer use only" materials with members of the public or unauthorized verbal representations concerning the Shares by the Dealer Manager, or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (e) any material violation of this Agreement, or (f) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable NASD Rules, SEC Rules and the USA PATRIOT Act of

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2001, or (g) any other failure to comply with applicable NASD or SEC Rules. The
Dealer Manager will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

      5.3 Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager and each of their officers and directors (including any persons named in the Registration Statement with his consent, as about to become a director), each person who has signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof, or (ii) in any Authorized Sales Materials, or (iii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in the Prospectus or in any amendment or supplement to the Prospectus or in any Authorized Sales Materials or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses
(a) and (b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Authorized Sales Materials or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (c) any use of sales literature not authorized or approved by the Company or use of "broker-dealer use only" materials with members of the public or unauthorized verbal representations concerning the Shares by such Dealer or Dealer's representatives or agents, or (d) any untrue statement made by such Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (e) any failure to comply with Section VII or Section X or any other material violation of the Selected Dealer Agreement, or (f) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable NASD Rules, SEC Rules and the USA PATRIOT Act of 2001, or (g) any other failure to comply with applicable NASD or SEC Rules. Each such Dealer will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

      5.4 Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (but in no event in excess of 30 days after receipt of actual notice), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the

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commencement thereof and the omission so to notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

      5.5 The indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

      5.6 The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Dealer Manager Agreement or any Selected Dealer Agreement. A successor of any Dealer or of any of the parties to this Dealer Manager Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

6. Survival of Provisions

      The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Dealer Manager Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Dealer Manager Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.

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7. Applicable Law

      This Dealer Manager Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.

8. Counterparts

      This Dealer Manager Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

9. Successors and Amendment

      9.1 This Dealer Manager Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors, and to the benefit of the Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Dealer Manager Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

      9.2 This Dealer Manager Agreement may be amended by the written agreement of the Dealer Manager and the Company.

10. Term

      This Dealer Manager Agreement may be terminated by either party (1) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Dealer Manager Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified herein or (2) by either party on 60 days' written notice.

      In any case, this Dealer Manager Agreement shall expire at the close of business on the effective date that the Offering is terminated. The provisions of Section 4 hereof shall survive such termination. In addition, the Dealer Manager, upon the expiration or termination of this Dealer Manager Agreement, shall (1) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into the appropriate escrow account or, if the minimum number of Shares have been sold and accepted by the Company, into such other account as the Company may designate; and (2) promptly deliver to the Company all records and documents in its possession which relate to the Offering which are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Dealer Manager Agreement, the Company shall pay to the Dealer Manager all commissions to which the Dealer Manager is or becomes entitled under Section 3 at such time as such commissions become payable.

11. Confirmation

      The Company hereby agrees to prepare and send confirmations to all purchasers of Shares whose subscriptions for the purchase of Shares are accepted by the Company.

12. Suitability of Investors

      The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. The Dealer Manager will require that all Dealers comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the NASAA REIT Guidelines.

13. Submission of Orders

      13.1 Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to an escrow agent for the Company, whenever appropriate, or to the Company after the Minimum Offering has been achieved. The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 12. Transmittal of received investor funds will be made in accordance with the following procedures.

      13.2 Where, pursuant to a Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by the Dealer to the Company for deposit with an escrow agent, where appropriate, or for deposit directly with the Company after the Minimum Offering has been achieved.

      13.3 Where, pursuant to a Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the "Final Review Office"). The Final Review Office will in turn transmit by the end of the next business day following receipt at a different location by the Final Review Office such checks to the Company for deposit with an escrow agent, where appropriate, or for deposit directly with the Company after the Minimum Offering has been achieved.

      If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

                                             Very truly yours,

                                             SKB REIT, INC.

                                             By:________________________________
                                                Name:
                                                Title:

Accepted and agreed as of the
date first above written.

SKB REAL ESTATE SECURITIES, INC.

By:____________________________________
   Name:
   Title:

                                   EXHIBIT "A"

                                 SKB REIT, INC.

                     UP TO 33,000,000 SHARES OF COMMON STOCK

                            SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

      SKB Securities, Inc., as the dealer manager ("Dealer Manager") for SKB REIT, Inc. (the "Company"), a Maryland corporation, invites you (the "Dealer") to participate in the distribution of shares of common stock ("Shares") of the Company subject to the following terms:

1. Dealer Manager Agreement

      The Dealer Manager and the Company have entered into that certain Dealer Manager Agreement dated _____________, 2004, in the form attached hereto as Exhibit "A." By your acceptance of this Selected Dealer Agreement, you will become one of the Dealers referred to in such Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in such Dealer Manager Agreement, including specifically the provisions of Section 5.3 of such Dealer Manager Agreement wherein each Dealer, upon execution of this Selected Dealer Agreement, severally agrees to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company and the Dealer Manager within the meaning of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the matters set forth in said Section 4.3. Except as otherwise specifically stated herein, all terms used in this Selected Dealer Agreement have the meanings provided in the Dealer Manager Agreement. The Shares are offered solely through broker-dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD").

      Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Selected Dealer Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager or the Company to supplement the Prospectus ("Supplemental Information").

2. Submission of Orders

      Those persons who purchase Shares will be instructed by the Dealer to make their checks payable to "Deutsche Bank AG, as Escrow Agent for SKB REIT, Inc." where appropriate, or directly to SKB REIT, Inc. after the Minimum Offering has been achieved. Dealer hereby agrees to be bound by the terms of the Escrow Agreement executed as of ______________, 2004, between Deutsche Bank AG, as escrow agent, and the Company. Any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods in this Article II. Transmittal of received investor funds will be made in accordance with the following procedures:

      Where, pursuant to the Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by the Dealer to the Company for deposit with an escrow agent, where appropriate, or for deposit directly with the Company after the Minimum Offering has been achieved.

      Where, pursuant to the Dealer's internal supervisory procedures, final and internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the "Final Review Office"). The Final Review Office will in turn transmit by the end of the next business day following receipt at a different location by the Final Review Office such checks to the Company for deposit with an escrow agent, where appropriate, or for deposit directly with the Company after the Minimum Offering has been achieved.

3. Pricing

      Except as may be otherwise provided for in the "Plan of Distribution" section of the Prospectus, Shares shall be offered to the public at the offering price of $10.00 per Share and Shares shall be offered pursuant to the Company's dividend reinvestment plan at $9.50 per Share. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or Dealer Manager, a minimum initial purchase of 100 Shares is required. Except as otherwise indicated in the Prospectus, additional investments may be made in minimal increments of at least TEN (10) Shares. The Shares are nonassessable.

4. Dealers' Commissions

      Except for volume discounts described in the "Plan of Distribution" section of the Prospectus, which volume discounts shall be the responsibility of the Dealer to provide to investors who qualify, and except as otherwise provided in the "Plan of Distribution" section of the Prospectus, the Dealer's selling commission applicable to the Shares sold by Dealer which it is authorized to sell hereunder is 6.75% of the gross proceeds of Shares sold by it and accepted and confirmed by the Company, which commission will be payable by the Dealer Manager. For these purposes, shares shall be deemed to be "sold" if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, the Company has accepted the subscription agreement of such subscriber, and such Shares have been fully paid for. The Dealer affirms that the Dealer Manager's liability for commissions payable is limited solely to the proceeds of commissions receivable from the Company, and the Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. In addition, as set forth in the Prospectus, the Dealer Manager may, in its sole discretion, reallow a portion of its dealer manager fee to Dealers participating in the offering of Shares as marketing fees, reimbursement of costs and expenses of attending educational conferences or to defray other distribution-related expenses.

      The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors' or sellers' commission received in the sale of securities similar to the Shares, that Dealer's interest in the offering is limited to such commission from the Dealer Manager and Dealer's indemnity referred to in Section 4 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such commission to the Dealer.

5. Payment

      Payments of selling commissions will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company.

6. Right to Reject Orders or Cancel Sales

      All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by a Subscription Agreement Signature Page and the required check in payment for the Shares may be rejected. Issuance of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier's check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order and, failing to do so, the Dealer Manager shall have the right to offset amounts owed against future commissions due and otherwise payable to said Dealer.

7. Prospectus and Supplemental Information

      Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Shares, except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor. The Dealer agrees that it will not send or give any Supplemental Information or Authorized Sales Materials to an investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto with such Supplemental Information or Authorized Sales Materials, as the case may be. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked "broker-dealer use only" or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of the Shares or any other securities. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously authorized or approved by the Dealer Manager. Each Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Selected Dealer Agreement, Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act. On becoming a Dealer, and in offering and selling Shares, Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act.

8. License and Association Membership

      Dealer's acceptance of this Selected Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under Federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of the NASD. This Selected Dealer Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of such association, or in the case of a foreign dealer, so to conform. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing, or in the case of a foreign dealer, so to conform. The Dealer Manager and Dealer each hereby agree to abide by applicable NASD Rules, specifically including, but not limited to, Rules 2340, 2420, 2730, 2740 and 2750.

9. Anti-Money Laundering Compliance Programs

      Dealer's acceptance of this Selected Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented an anti-money laundering compliance program ("AML Program") in accordance with applicable law, including applicable NASD Rules, SEC Rules and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the Money Laundering Abatement Act (collectively, the "AML Rules"), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company. Upon request by the Dealer Manager at any time, Dealer hereby agrees to (i) furnish a copy of its AML Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with Dealer's most recent independent testing of its AML Program. Dealer hereby represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. Dealer hereby agrees to provide an annual certification to Dealer Manager that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, (ii) it has continued to implement its AML Program, and (iii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.

10. Limitation of Offer; Suitability

      Solicitation and other activities by the Dealer hereunder shall be undertaken only in accordance with the Dealer Manager Agreement, this Agreement, the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC, any applicable blue sky requirements, and the Rules of the National Association of Securities Dealers, Inc. (the "NASD"), specifically including, but not in any way limited to, NASD Rules 2440, 2710, 2730, 2740, 2750 and 2810. Dealer will offer Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required.

      In offering Shares, Dealer will comply with the provisions of all applicable NASD Conduct Rules, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.

      The Dealer Manager will inform Dealer as to the jurisdictions in which it has been advised by the Company that the offer and sale of the Shares has been qualified or is exempt under the respective securities or "blue sky" laws of such jurisdictions; but neither Dealer Manager nor the Company have assumed and will not assume any obligation or responsibility as to Dealer's qualification or your right to act as a broker and/or dealer with respect to the Shares in any jurisdiction. Dealer agrees that it will not make any offers except in states in which Dealer Manager may advise Dealer that the Shares have been qualified or are exempt.

      Dealer further represents, warrants and covenants that no Dealer, or person associated with Dealer, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (1) applicable provisions of the Prospectus; (2) applicable laws of the jurisdiction of which such investor is a resident; or (3) applicable NASD Conduct Rules. Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, each Dealer, or person associated with Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period provided in such Rules) concerning his age, investment objectives, other investments, financial situation and needs, and any other information known to Dealer, or person associated with Dealer, that (A) the investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Company, (B) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Shares in the amount proposed, including loss, and lack of liquidity of such investment, and (C) an investment in Shares is otherwise suitable for such investor. Dealer further represents, warrants and covenants that Dealer, or a person associated with Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Dealer agrees to retain such documents and records in Dealer's records for a period of six years from the date of the applicable sale of Shares and to make such documents and records available to (i) the Dealer Manager and the Company upon request, and (ii) to representatives of the SEC, NASD and applicable state securities administrators upon your firm's receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer's customer and his or her signature on a Subscription Agreement.

      It is understood and agreed that under no circumstances will you, as a Soliciting Dealer, engage in any activities hereunder in any jurisdiction in which you may not lawfully so engage or in any activities in any jurisdiction with respect to the Shares in which you may lawfully so engage unless you have complied with the provisions hereof.

11. Due Diligence; Adequate Disclosure

      Prior to offering the Shares for sale, Dealer shall have conducted an inquiry such that Dealer has reasonable grounds to believe, based on information made available to Dealer by the Company or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, each Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (1) items of compensation; (2) physical properties;
(3) tax aspects; (4) financial stability and experience of the Company and its advisor; (5) conflicts and risk factors; and (6) appraisals and other pertinent reports.

      Notwithstanding the foregoing, each Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another Dealer, provided that: (1) such Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such other Dealer; (2) the results of the inquiry were provided to Dealer with the consent of the other Dealer conducting or directing the inquiry; and (3) no Dealer that participated in the inquiry is an affiliate of the Company.

      Prior to the sale of the Shares, each Dealer shall inform each prospective purchaser of Shares of pertinent facts relating to the Shares including specifically the lack of liquidity and lack of marketability of the Shares during the term of the investment.

12. Compliance with Record Keeping Requirements

      Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Dealer further agrees to keep such records with respect to each customer who purchases Shares, his suitability and the amount of Shares sold and to retain such records for such period of time as may be required by the SEC, any state securities commission, the NASD or the Company.

13. Customer Complaints

      Each party hereby agrees to provide to the other party copies of any written or otherwise documented customer complaints received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by the Dealer Manager or the Dealer), the Shares or the Company.

14. Termination; Amendment

      Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Selected Dealer Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Selected Dealer Agreement and the exhibits hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

      This Selected Dealer Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Shares after he has received such notice.

15. Privacy Laws

      The Dealer Manager and Dealer each hereby agree as follows:

      A. Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 ("GLB Act"), (ii) the privacy standards and requirements of any other applicable Federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

      B. Dealer agrees to provide privacy policy notices required under the GLB Act resulting from purchases of Shares made by its customers pursuant to this Selected Dealer Agreement.

      C. Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

      D. Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the "List") to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

16. Dealer Manager Agreement

      Dealer hereby authorizes and ratifies the execution and delivery of the Dealer Manager Agreement by Dealer Manager for itself and on behalf of Dealer and authorizes Dealer Manager to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto. Dealer hereby agrees to be bound by all provisions of the Dealer Manager Agreement relating to Dealers. Dealer also authorizes Dealer Manager to exercise, in its discretion, all the authority or discretion now or hereafter vested in Dealer Manager by the provisions of the Dealer Manager Agreement and to take all such actions as it may believe desirable in order to carry out the provisions of the Dealer Manager Agreement and of this Agreement.

17. Notice

      All notices will be in writing and will be duly given to the Dealer Manager when mailed to the attention of ________________, SKB Real Estate Securities, Inc., 1211 SW Fifth Avenue, Suite 2250, Portland, Oregon 97204 and to Dealer when mailed to the address specified by Dealer herein.

18. Attorney's Fees and Applicable Law

      In any action to enforce the provisions of this Selected Dealer Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney's fees. This Selected Dealer Agreement shall be construed under the laws of the State of New York and shall take effect when signed by Dealer and countersigned by the Dealer Manager.

                                             THE DEALER MANAGER:

                                             SKB Real Estate Securities, Inc.

                                             By:______________________________
                                                Name:
                                                Title:

      We have read the foregoing Selected Dealer Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Selected Dealer Agreement.

1.    Identity of Dealer:

      Name:_____________________________________________________________________

      Type of entity:___________________________________________________________
      to be completed by Dealer) (corporation, partnership or proprietorship)

      Organized in the State of: ______________________________ to be completed by Dealer) _____________________________(State)

      Licensed as broker-dealer in the following States:________________________

      __________________________________________________________________________

      (to be completed by Dealer)

      Tax I.D. #:_______________________________________________________________

2.    Person to receive notice pursuant to Section XV.

      Name:_____________________________________________________________________

      Company:__________________________________________________________________

      Address:__________________________________________________________________

      City, State and Zip Code:_________________________________________________

      Telephone No.:(_____) ____________________________________________________

      Telefax No.:(____) _______________________________________________________

AGREED TO AND ACCEPTED BY THE DEALER:

___________________________________
(Dealer's Firm Name)

By:________________________________
   Signature

Title:_____________________________

Date: _____________________________